UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2008

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ARIEL WAY, INC.

(Exact name of registrant as specified in its charter)

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Florida	0-50051	65-0983277
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

8000 Towers Crescent Drive, Suite 1220, Vienna, Virginia 22182

(Address of Principal Executive Office) (Zip Code)

(703) 918-2420

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 20, 2008, Ariel Way, Inc. (the “Company”), filed its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2008.  The Company’s acting financial officer believed that the Company’s independent registered public accountant, Bagell, Josephs, Levine & Company, L.L.C., had reviewed and given its final approval for the filing of such report.  On May 23, 2008, the Company was advised by its independent registered public accountant that there were certain errors in the condensed consolidated statements of cash flows included in the Form 10-QSB for the quarter ended March 31, 2008, including errors in the following cash flow items: changes in assets and liabilities -  total adjustments; cash flows from investing activities - cash received in acquisition of company; cash flows from financing activities - proceeds from long-term debt, and that the financial statements for the period ended March 31, 2008, included in such Quarterly Report on Form 10-QSB could not be relied upon.  Accordingly, in view of the foregoing and following the receipt of such notice, management of the Company has concluded that such financial statements may not be relied upon.  The Company proposes to file an amendment to its Quarterly Report on Form 10-QSB to correct such errors.

The Company’s Chief Executive Officer discussed with the Company’s independent registered public accountant the matters disclosed herein pursuant to this Item 4.02(b). A copy of the disclosures the Company is making in response to this Item 4.02 has been furnished to our independent registered public accountants.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Item No.	Description of Exhibit
7.	Letter from Bagell, Josephs, Levine & Company, L.L.C., dated May 28, 2008, filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIEL WAY, INC.

Date: May 28, 2008	By:	/s/ Arne Dunhem
Arne Dunhem Chief Executive Officer